10.1.5

___________________, 2008

Infinity I-China Acquisition Corporation
Unit 5707, The Center
99 Queen’s Road Central
Hong Kong

Morgan Joseph & Co. Inc.
600 Fifth Avenue
New York, NY 10020

Legend Merchant Group
30 Broad Street
38th Floor
New York, NY 10004

Re:	Initial Public Offering

Gentlemen:

The undersigned, an officer and/or director of Infinity I-China Acquisition Corporation (the “Company”), in consideration of Morgan Joseph & Co. Inc. (“Morgan”) and Legend Merchant Group (“Legend”) agreeing to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on, undertaking and continuing to participate in the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph XIII hereof):

I. (1) In the event the Company fails to consummate a Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO, or 36 months in the event the extended period is approved, the undersigned shall, in accordance with all applicable requirements of the Cayman Island’s Law and the Company’s Amended and Restated Memorandum and Articles of Association, take all action reasonably within his power to dissolve the Company and distribute all funds held in the Trust Account to holders of the IPO Shares as soon as reasonably practicable including, without limitation, (1) causing the Company’s board of directors to convene and adopt a plan of dissolution and liquidation and (2) voting, as a director (if applicable), in favor of adopting such plan of dissolution and liquidation.

(2) Except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, the undersigned hereby (a) waives any and all right, title, interest or claim of any kind (a “Claim”) in or to all funds in the Trust Account and any remaining net assets of the Company upon liquidation of the Trust Account and dissolution of the Company, (b) waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and (c) agrees that the undersigned will not seek recourse against the Trust Account for any reason whatsoever.

II. In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees: (A) not to become an officer or director of any blank check company until the earlier of the completion of a Business Combination or the Company’s dissolution and liquidation and (B) to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earliest of: (i) the consummation by the Company of a Business Combination, (ii) the dissolution of the Company or (iii) such time as the undersigned ceases to be a director of the Company, subject, in each case, to any pre-existing fiduciary and contractual obligations the undersigned might have.

III. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination with any company that is a portfolio company of, or otherwise affiliated with, or has received financial investment from, any sponsor, existing shareholder, officer or director of the Company.

IV. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any affiliate of the undersigned (“Affiliate”) will be entitled to receive, and no such person will accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided, however, that the undersigned shall be entitled to reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

V. Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate originates a Business Combination.

VI. (1) The undersigned agrees to be a director of the Company until the earlier of the consummation of a Business Combination or the dissolution and liquidation of the Company. The undersigned acknowledges that the foregoing does not interfere with or limit in any way the right of the Company to terminate the undersigned’s positions at any time (subject to other contractual rights the undersigned may have) nor confer upon the undersigned any right to continue in his positions with the Company.

(2) The undersigned’s biographical information furnished to the Company, Morgan and Legend and included in the prospectus is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended.  The undersigned’s Questionnaire previously furnished to the Company, Morgan and Legend is true and accurate in all respects as of the date first written above.

(3) The undersigned represents and warrants that:

(a) No petition under the Federal bankruptcy laws or any state insolvency law has been filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of the undersigned, or any partnership in which the undersigned was or is a general partner at or within two years prior to the date hereof, or any corporation or business association of which the undersigned was an executive officer at or within two years prior to the date hereof;

(b) The undersigned has not been convicted in any criminal proceeding nor is the undersigned currently a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c) The undersigned has not been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining the undersigned from, or otherwise limiting, the following activities:

(i)
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool  operator, floor broker, leverage transaction merchant, any  other person regulated by the  Commodity Futures Trading  Commission, or an associated person of any of the  foregoing, or as an investment adviser, underwriter, broker  or dealer in securities, or as an affiliated person, director or  employee of any investment company, bank, savings and  loan association or insurance  company, or engaging in or  continuing any conduct or practice in connection with such  activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

VII. The undersigned has full right, power and authority, without violating any agreement by which he or it is bound, to enter into this letter agreement and to serve as a director of the Board of Directors of the Company.

VIII. The undersigned acknowledges and understands that Morgan, Legend and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

IX. The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to Morgan, Legend and the Company and their respective legal representatives or agents (including any investigative search firm retained by Morgan, Legend or the Company) any information they may have about the undersigned’s background and finances (the “Information”).  None of Morgan, Legend or the Company, nor their respective agents, shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

X. In connection with the vote required to approve the extended period or consummate a Business Combination, the undersigned agrees that he will vote (or cause to be voted) all of the Ordinary Shares owned or controlled by him prior to the IPO (the “Insider Shares”), if any, in accordance with the majority of the votes cast by the holders of the IPO Shares, and vote (or cause to be voted) all shares of the Ordinary Shares acquired in or following the IPO by him or his Affiliates in favor of the extended period or the Business Combination, as applicable.

XI. The undersigned will escrow his Insider Shares, if any, for the period commencing on the Effective Date and continuing until the earliest of: (i) one year after the consummation of the Business Combination, (ii) three years from the date of this prospectus or (iii) the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to our consummating a Business Combination with a target acquisition, subject to the terms of a Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company. The undersigned will escrow all warrants of the Company purchased by the undersigned, if any, for the period commencing on the Effective Date and continuing until completion of the Business Combination.

XII. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the federal courts of the United States of America for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts, which jurisdiction shall be exclusive, (ii) waives any objection to the exclusive jurisdiction of such courts and any objection that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Ellenoff Grossman & Schole LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company, Morgan and Legend and appoint a substitute agent acceptable to each of the Company and Legend within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

XIII. As used herein, (i) a “Business Combination” shall mean an acquisition by the Company, by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business or businesses located in China and on target businesses in the technology industry, but not limited to acquisitions in such industry; (ii) “Ordinary Shares” shall mean the ordinary shares, par value $.0001 per share, of the Company; (iii) “Immediate Family” shall mean, with respect to any person, such person’s spouse, children, parents and siblings (including any such relative by adoption or marriage); (iv) (v) “Insiders” shall mean all officers, directors and shareholders of the Company immediately prior to the IPO; (vi) “Insider Shares” shall mean all of the Ordinary Shares owned by an Insider prior to the IPO; (vii) “IPO Shares” shall mean the Ordinary Shares issued in the Company’s IPO; and (viii) “Trust Account” shall mean the trust account in which most of the proceeds to the Company of the IPO will be deposited and held for the benefit of the holders of the IPO shares, as described in greater detail in the prospectus relating to the IPO.

XIV. Except as specifically set forth herein with regard to the ROFR Agreement, this letter agreement shall supersede any other letter agreement signed by the undersigned with respect to the subject matter hereof.

Wang Wei